Exhibit 10.2

EXECUTION COPY

iNDUSTRIAL LEASE (WH/OFC)
(triple net)

2 COMMERCE BOULEVARD, PALM COAST, FLORIDA

Basic Lease Information

Date:	April 26, 2019 (“Effective Date”)

Tenant:	Palm Coast Data LLC, a Florida limited liability company

Landlord:	Two Commerce LLC, a Florida limited liability company

Premises (Section 1.1): All space(s) in the building outlined in Exhibit A, containing approximately 61,139 square feet (more or less) of building area, the street address of which is known as 2 Commerce Boulevard, Palm Coast, Florida 32164

Property (Section 1.1): The land and the building(s) outlined in Exhibit A, containing approximately 10.32 acres (more or less) of total area, located at 2 Commerce Boulevard, Palm Coast, Florida 32164

Term (Section 2.1):  Ten (10) years

Commencement Date (Section 2.1):   Effective Date of this Lease.

Expiration Date (Section 2.1):   The date that is ten (10) years after the Commencement Date; provided that if the Expiration Date would fall on a date that is not the last day of a month, then the Expiration Date shall be automatically extended to the last day of the month.

Base Rent (Section 3.1(a)):

Period*	Annual Base Rent, $s per annum	Monthly Base Rent, $’s per month
1	$570,000.00	$47,500.00
2	$582,450.00	$48,537.50
3	$595,598.40	$49,633.20
4	$612,469.20	$51,039.10
5	$631,588.20	$52,632.35
6	$654,481.20	$54,540.10
7	$678,175.50	$56,514.63	**
8	$702,699.30	$58,558.28	**
9	$728,081.10	$60,673.43	**
10	$754,351.50	$62,862.63	**

* “Period” shall refer to the following periods of time: As to the first (1st) Period, the time from the Commencement Date through the date which is the last day of the month during which falls the date which is one (1) year thereafter; and each successive Period shall refer to each consecutive full twelve (12) month period next succeeding the immediately preceding Period). All rent under this Lease shall be due together with (that is, plus) all taxes due thereon, including without limitation the State of Florida sales tax on rents (see Section 3.5 below). All monthly installment amounts shall be prorated for any partial month at the rate of 1/365th of the annualized amount thereof for each day of the partial month.

**When multiplied by 12, this monthly value will not precisely equal the annualized amount noted in the adjacent column; the annualized amount is deemed correct as the actual amount due provided, timely payment of each monthly installment shall be deemed correct payment on an annualized basis with any discrepancies in pennies ignored by the parties.

Tenant’s Percentage Share (Section 3.1(b)):   100%

Initial Additional Monthly Rent Estimate (dollars per month) (Section 3.2):    Initially, $0 but subject to the following*

*The parties acknowledge that so long as the Lease remains as originally written, the obligations of performance concerning repair, maintenance, replacement, insurance and real estate taxes of all aspects of the entirety of the Premises and the Property including without limitation its common areas (thus including without limitation all constructed improvements thereon), as more particularly specified herein (the “Total Asset Obligations”) will be and remain the sole obligations and liabilities of the Tenant; and so long as Tenant honors those obligations and is timely incurring and paying those amounts to perform all of its Total Asset Obligations, then, this Lease will not give rise to any further items of additional rent other than as may be expressly provided in this Lease (such as for insurance premiums for Landlord’s insurance); provided: (x) as a cumulative remedy, should Tenant fail to honor any of those obligations and should Landlord elect to do so on Tenant’s behalf, with no obligation to do so but with every right to do so, and in addition to all rights and remedies for default, Landlord may elect to perform any of those Total Asset Obligations on Tenant’s behalf and the express right to do so is hereby granted to Landlord; and, in such case all such costs and amounts for any of such Total Asset Obligations so performed by Landlord may be charged to Tenant through the vehicle specified in this Lease concerning the “Triple Net Charges” as defined below or as Landlord may elect shall be due immediately as an item of additional rent upon invoice therefor.

Security Deposit (Section 3.3):   $0.00

Rent Payment Address (Section 3.1(c)): 620 West Germantown Pike, Suite 175, Plymouth Meeting, PA 19462; provided, however, as specified below, pending further written notice of Landlord’s election to permit or require otherwise, all payments shall be made to Landlord through wire transfer

Permitted Use of the Premises (Section 4.1): General warehouse, light-industrial, office, and related uses in connection with the operation of Tenant’s business at and from the Premises subject to Tenant’s compliance with all applicable law, and subject to any restrictions, limitations or other matters of Public Record and subject to the terms of this Lease.

Landlord’s Address (Section 14.1):   620 West Germantown Pike, Suite 175, Plymouth Meeting, PA 19462

Tenant’s Address (Section 14.1):   2 Commerce Boulevard, Palm Coast, Florida 32164

Real Estate Broker(s) (Section 14.6):  None.

Exhibit A - Plan(s) Outlining the Premises and the Property

Exhibit B - Form of Memorandum Confirming Term

Exhibit C - Permitted Use of Hazardous Materials

Exhibit D - Lease Guaranty Agreement

Other Attachments (if any): None.

The foregoing Basic Lease Information is incorporated in and made a part of the balance of the Lease to which it is attached and collectively all of the same constitutes the Lease.

Balance of the Lease commences after the following Table of Contents.

TABLE OF CONTENTS

Page

ARTICLE 1 Premises		1

1.1	Lease of Premises	1

ARTICLE 2 Term

2.1	Term of Lease	1

2.2	Adjustment of Expiration Date	1

2.3	Holding Over	2

ARTICLE 3 Rent		2

3.1	Base Rent and Additional Rent	2

3.2	Procedures	3

3.3	Reserved	3

3.4	Late Payment	4

3.5	Other Taxes Payable by Tenant	4

3.6	Certain Definitions	4

3.7	No Accord and Satisfaction	5

ARTICLE 4 Use of the Premises		5

4.1	Permitted Use	5

4.2	Environmental Definitions	6

4.3	Environmental Requirements	6

4.4	Compliance With Law	7

4.5	Radon	7

4.6	Entry by Landlord	7

ARTICLE 5 Utilities and Services		7

5.1	Tenant’s Responsibilities	7

ARTICLE 6 Maintenance and Repairs		8

6.1	Landlord	8

6.2	Obligations of Tenant	8

ARTICLE 7 Alteration of the Premises		9

7.1	No Alterations by Tenant	9

7.2	Landlord’s Property	9

7.3	No Liens	9

ARTICLE 8 Indemnification and Insurance		10

8.1	Damage or Injury	10

8.2	Insurance	10

8.3	Waiver of Subrogation	10

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8.4	Landlord Insurance Requirements	11

ARTICLE 9 Assignment or Sublease		11

9.1	Prohibition	11

ARTICLE 10 Events of Default and Remedies		12

10.1	Default by Tenant	12

10.2	Terminations	13

10.3	Tenant’s Primary Duty	14

10.4	Abandoned Property	14

10.5	Landlord Default	14

10.6	Early Termination Options	15

ARTICLE 11 Casualty		17

11.1	Casualty	17

ARTICLE 12 Eminent Domain		17

12.1	Condemnation	17

ARTICLE 13 Subordination and Sale		18

13.1	Subordination	18

13.2	Estoppel Certificate	19

ARTICLE 14 Miscellaneous		19

14.1	Notices	19

14.2	General	19

14.3	No Waiver	19

14.4	Attorneys’ Fees	20

14.5	Exhibits	20

14.6	Broker(s)	20

14.7	Waivers of Jury Trial and Certain Damages	20

14.8	Force Majeure	21

14.9	Interpretation	21

14.10	Counterparts	21

14.11	Entire Agreement	21

14.12	Guaranty	21

EXHIBITS:

EXHIBIT A - PLAN(S) OUTLINING THE PREMISES AND THE PROPERTY

EXHIBIT B - MEMORANDUM CONFIRMING TERM

EXHIBIT C - PERMITTED USE OF HAZARDOUS MATERIALS

EXHIBIT D - LEASE GUARANTY AGREEMENT

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LEASE

THIS LEASE, made as of the date specified in the Basic Lease Information, is by and between Landlord and Tenant.

WITNESSETH:

ARTICLE 1
Premises

1.1          Lease of Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises located on the Property, all as approximately shown or outlined on Exhibit A, attached. The Property is comprised of the land and the building(s) in which the Premises is located. During the term of this Lease, in addition to the Premises, Tenant shall have the right to use only for their intended purposes the common areas in the Property that are designated by Landlord as common areas, initially meaning all parts and portions of the Property other than the Premises. Landlord shall have the right from time to time at Landlord’s sole cost and expense and following prior written notice to Tenant to change the size, location, configuration, character or use of any such common areas, construct additional improvements or facilities in any such common areas, or close any such common areas so long as such changes result in no material adverse interference of Tenant’s ongoing use and operation as permitted in this Lease.

ARTICLE 2
Term

2.1          Term of Lease. The term of this Lease shall be the term specified in the Basic Lease Information, which shall commence on the Commencement Date and, unless sooner terminated by law or as hereinafter provided, shall end on the Expiration Date. If Landlord, for any reason whatsoever, does not deliver possession of the Premises to Tenant on the Commencement Date, this Lease shall not be void or voidable and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, but, in such event, the Commencement Date shall be postponed until the date on which Landlord delivers possession of the Premises to Tenant. Landlord shall have no obligation to construct or install any improvements in the Premises or the Property and Tenant shall accept the Premises “as is” on the Commencement Date. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, fitness, for a particular purpose or of any other kind arising out of this Lease and there are no warranties which extend beyond those expressly set forth in this Lease. As an express condition to Landlord’s willingness to enter into this Lease and without satisfaction of which Landlord would not have proceeded to execute this Lease, Tenant expressly confirms and acknowledges its Total Asset Obligations and will honor, abide by and comply with such Total Asset Obligations at all times.

2.2          Adjustment of Expiration Date. If the Commencement Date as determined in accordance with Section 2.1 hereof is not the first day of a calendar month, then a period of time equal to the number of days between the Commencement Date and the first day of the month next following shall be added to the term and the Expiration Date shall be extended accordingly (so that it concludes on the last day of a month and thereafter includes annual periods of twelve (12) full consecutive months each) (and rents shall prorate for any partial month as provided above). For example, if the Commencement Date is April 20, 2019, then the Expiration Date shall be April 30, 2029 and the amount of Base Rent specified in the Basic Lease Information applicable to year 1 shall be paid from April 20, 2019 through April 30, 2020. Landlord and Tenant each shall, promptly after the actual Commencement Date has been determined, execute and deliver to the other a Memorandum Confirming Term in the form of Exhibit B attached hereto, but the term of this Lease shall commence and end in accordance with this Lease whether or not the Memorandum Confirming Term is executed.

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2.3          Holding Over. If, with written consent by Landlord, Tenant holds possession of the Premises after expiration of the term of this Lease, Tenant shall become a tenant from month to month under this Lease, but the Base Rent during such month to month tenancy shall be equal to one hundred twenty five percent (125%) of the Base Rent in effect at the expiration of the term of this Lease. Landlord and Tenant each shall have the right to terminate such month to month tenancy by giving at least thirty (30) days’ written notice of termination to the other at any time, in which event such tenancy shall terminate on the termination date set forth in such termination notice. If, without written consent by Landlord, Tenant holds possession of the Premises after expiration of the term of this Lease, then such continued occupancy shall be deemed an unconsented to holdover tenancy and a tenancy at sufferance for which Landlord shall have all rights and remedies at law and in equity; and as a cumulative remedy and not as a definitive measure of Landlord’s damages, Tenant shall be liable for an amount equal to one hundred fifty percent (150%) of the Base Rent in effect during the final month of the now expired term, such liability accruing for each day of such holding over until exclusive possession is restored to Landlord with the Premises in the condition to which they were required to have been kept and maintained and in the condition for surrender of possession as required by this Lease.

ARTICLE 3
Rent

3.1          Base Rent and Additional Rent. Tenant shall pay to Landlord the following amounts as rent for the Premises:

(a)          During the term of this Lease, Tenant shall pay to Landlord, as base rent, the amount of Base Rent specified in the Basic Lease Information.

(b)          During each calendar year (or part thereof) during the term of this Lease, if ever applicable as provided above concerning Tenant’s Total Asset Obligations, Tenant shall pay to Landlord, as additional monthly rent, Tenant’s Percentage Share of all (x) CAM Expenses paid or incurred by Landlord in such year; (y) Property Taxes paid or incurred by Landlord in such year; and (z) Insurance Costs paid or incurred by Landlord in such year. The charges for the foregoing CAM Expenses, Property Taxes and Insurance Costs are also herein collectively sometimes referred to as the “NNN Charges” or the “Triple Net Charges”. Notwithstanding the foregoing, so long as this Lease remains as initially structured so that Tenant retains its Total Asset Obligations, then there shall be no charges passed through to Tenant under parts (x), (y) and (z) immediately above for such NNN Charges (subject to any Landlord’s insurance premium and cost charges separately invoiced to Tenant as provided below); and Tenant shall directly, timely and properly undertake and effectuate all obligations of payment and performance for all aspects of the Total Asset Obligations. Tenant will periodically (as reasonably determined by Landlord) deliver to Landlord copies of reasonable evidence of its timely and proper direct payment of the foregoing costs and charges to the appropriate party in each case; thus including without limitation the direct payment to the taxing authority of all Property Taxes, direct payment to all insurance companies of all premiums and costs for all Insurance Costs, and direct contracting and payment for all services and maintenance and repairs and replacements in and to the Premises and common areas, including without limitation to and for the building in which the Premises are situated (and its roof and all of its electrical, mechanical and plumbing systems), the structure and foundation and slabs and exterior walls thereof, exterior surfaces, windows, and window cleaning, maintenance, repair and painting; and common areas parking lot and grounds-keeping including without limitation landscaping maintenance, upkeep and replacements.

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(c)          Throughout the term of this Lease, if ever applicable, Tenant shall pay, as additional rent, all other amounts of money and charges required to be paid by Tenant under this Lease. As used in this Lease, “rent” shall mean and include all Base Rent, additional monthly rent and additional rent payable (as applicable) by Tenant in accordance with this Lease. Tenant shall pay without notice, demand, deduction or offset all Base Rent and (if applicable) additional monthly rent under Section 3.1 hereof to Landlord, in advance, on or before the first day of each calendar month during the term of this Lease, at the address for the payment of rent specified in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate in writing. Time shall be strictly of the essence in respect of all payments due Landlord. All payments to Landlord made under this Lease, including without limitation for all rent, shall be made by wire transfer in such commercially reasonable manner and per such commercially reasonable requirements to accomplish same as Landlord may from time to time require.

3.2          Procedures. If ever applicable: Landlord’s estimate of the initial monthly rent payable by Tenant under Section 3.1(b) hereof each month for the balance of the first calendar year after the Commencement Date is specified in the Basic Lease Information. On or before the first day of each subsequent calendar year during the term of this Lease, or as soon thereafter as practicable, Landlord shall give Tenant written notice of Landlord’s estimate of the amounts payable under Section 3.1(b) for the ensuing calendar year. Tenant shall pay such estimated amounts to Landlord in equal monthly installments, in advance, on or before the first day of each calendar month during the term of this Lease. If such notice is not given for any calendar year, Tenant shall continue to pay on the basis of the prior year’s estimate until the month after such notice is given, and subsequent payments by Tenant shall be based on Landlord’s current estimate. Within a reasonable time after the end of each calendar year, Landlord will deliver to Tenant a statement of the actual CAM Expenses, Property Taxes and Insurance Costs for the previous year, and, as applicable, Tenant shall pay Landlord within thirty (30) days of Tenant’s receipt of such statement, the amount of any deficiency of the estimated amounts actually collected by Landlord during the previous calendar year compared to the actual amounts shown on such statement or Landlord shall credit any excess amounts collected to the next monthly installments of the amounts payable by Tenant under Section 3.1(b) hereof (or, if the term of this Lease has ended, Landlord shall refund the excess to Tenant with such statement), with interest in either case at the rate of five percent (5%) on an annualized basis and, if Landlord had collected an overage of more than five percent (5%) of the actual CAM Expenses, Property Taxes and Insurance Costs for the calendar year and such overage was determined solely as a result of the inspection by Tenant of the books of Landlord relating to CAM Expenses, Property Taxes and Insurance Costs, then Landlord shall also pay Tenant the reasonable third-party out-of-pocket costs of professional fees only of such inspection not to exceed $2,000.00. Tenant or Tenant’s authorized agent or representative shall have the right once each calendar year upon written notice given within sixty (60) days after receipt of the then current statement, to inspect the books of Landlord relating to CAM Expenses, Property Taxes and Insurance Costs for the immediately prior calendar year only at the office of Landlord’s property manager for the Property for the purpose of verifying the information in such statement. If the term of this Lease commences or ends on a day other than the first or last day of a calendar year, respectively, the amounts payable by Tenant under Section 3.1(b) hereof applicable to the calendar year in which such term commences or ends shall be prorated according to the ratio which the number of days during the term of this Lease in such calendar year bears to three hundred sixty five (365). Termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to this Section 3.2 to be performed after such termination. Whether or not Tenant so inspects books of Landlord, the statement of Landlord concerning the Triple Net Charges shall be deemed final, conclusive and binding unless properly established as requiring a correction pursuant to an accurate contrary finding arising out of a timely, time being strictly of the essence, and properly conducted inspection of the books of Landlord relating to the Triple Net Charges. Under no circumstance shall Tenant be permitted or entitled to challenge, question or otherwise inspect or dispute any statement other than the most recently provided statement and subject to the foregoing.

3.3          Reserved.

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3.4          Late Payment. If any monthly installment of Base Rent or additional monthly rent is not received by Landlord within five (5) days after such installment is due, Tenant shall immediately pay to Landlord a late charge equal to the greater of $500.00 or twelve percent (12%) of such delinquent installment as liquidated damages and as a cumulative remedy. All amounts of money payable by Tenant to Landlord hereunder, if not paid when due, shall bear interest from the due date until paid at the rate of twelve percent (12%) per annum or if greater, the maximum rate allowed by law, and Tenant shall pay such interest to Landlord on written demand provided if the maximum rate permitted by law is less than twelve percent (12%) per annum, then such maximum rate shall instead apply.

3.5          Other Taxes Payable by Tenant. Tenant shall reimburse Landlord, as additional rent, upon written demand for all taxes, assessments, excises, levies, fees and charges, including without limitation all payments related to the cost of providing facilities or services, whether or not now customary or within the contemplation of Landlord and Tenant, that are payable by Landlord and levied, assessed, charged, confirmed or imposed by any public or government authority upon, or measured by, or reasonably attributable to (a) the cost or value of Tenant’s furniture, fixtures, equipment and other personal property located in the Premises or the cost or value of any improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord, (b) any rent payable under this Lease, including without limitation any gross income tax or excise tax levied by any public or government authority with respect to the receipt of any such rent so long as such tax is a tax on rent, including without limitation the State of Florida sales tax on rents, (c) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or (d) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Such taxes, assessments, excises, levies, fees and charges shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent) or franchise taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any such taxes, assessments, excises, levies, fees and charges.

3.6          Certain Definitions. As used in this Lease, certain words are defined as follows. All of the following terms and provisions concerning “CAM Expenses, “Property Taxes” and “Insurance Costs” remain subject to the terms of this Lease respecting Tenant’s Total Asset Obligations:

(a)          “CAM Expenses” shall mean all direct and indirect costs and expenses paid or incurred by Landlord in connection with the ownership, management, operation, maintenance, replacement, and repair of the Property or providing services in accordance with this Lease including without limitation Section 6.1 below and, including, but not limited to, all utilities; management fees and expenses; snow and ice and mud removal (if ever applicable); maintenance of the fire suppression systems, if any; accounting and other professional fees and expenses; painting the exterior of the Property or any structures; maintaining and repairing the foundations, the exterior walls and roof, the parking and loading areas, the sidewalks, landscaping and common areas, and the other parts of the Property; costs and expenses required by or resulting from compliance with any laws, ordinances, rules, regulations or orders applicable to the Property; and costs and expenses of contesting by appropriate proceedings any matter concerning managing, operating, maintaining, replacing or repairing the Property, or the validity or applicability of any law, ordinance, rule, regulation or order relating to the Property, or the amount or validity of any Property Taxes. CAM Expenses shall not include Property Taxes, Insurance Costs, charges payable by Tenant pursuant to Section 3.5 hereof, depreciation on the Property, costs of tenants’ improvements, real estate brokers’ commissions, interest, or capital costs for major roof or major parking lot replacement or restoration work necessitated by fire or other casualty damage to the extent of net insurance proceeds received by Landlord with respect thereto.

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(b)          “Property Taxes” shall mean all taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, fee or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority on or against the Property or any part thereof or any personal property used in connection with the Property. Property Taxes shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent) or franchise taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any Property Taxes. Property Taxes shall not include charges payable by Tenant pursuant to Section 3.5 hereof or taxes, assessments, excises, levies, fees or charges allocable to common area improvements made by Landlord pursuant to Section 1.1. Landlord advises that it makes commercially reasonable evaluation each year of whether and to what extent to challenge or otherwise protest the valuation and/or real estate taxes for the property (“Tax Protest”) and where appropriate in Landlord’s sole discretion Landlord may elect to pursue such Tax Protest, acting in each case in a commercially reasonable manner. However, if it wishes to do so, Tenant is permitted to give timely written notice to Landlord (“Protest Notice”) that Tenant elects to prosecute such a Tax Protest for the most current year for which such Tax Protest is available. If Tenant delivers the Protest Notice, Tenant shall timely then prosecute the Tax Protest, Tenant shall not withdraw Tax Protest nor abandon its proceedings, and Tenant shall prosecute the Tax Protest in good faith to a proper conclusion.  Furthermore, if Tenant prosecutes the Tax Protest, Tenant shall  (i) timely follow the legal requirements and conditions to do so, (ii) contemporaneously provide copies to Landlord of all notices to and from the taxing authority pertaining to such Tax Protest, and (iii) contemporaneously provide copies of all notices pertaining to the Tax Protest, to and from Tenant or it’s designated Tax Protest agent or representative prosecuting the same. Should the Tax Protest result in a successful reduction such that any real estate taxes previously paid are refunded, then, to the extent such refunded amounts had previously been paid by Tenant, Tenant shall be entitled to receive such refunded amount as a credit against subsequently due rents so long as there is no default then continuing (else not until same is cured) or as a refund to Tenant within thirty (30) days of such refund, if the Lease has terminated or expired so long as Tenant is free of then continuing default (else not until same is cured).  Should the Tax Protest result in an increase in valuation or real estate taxes, then Tenant shall timely pay the deficiency so resulting. The foregoing provisions concerning Tax Protest shall survive the expiration or termination of the Lease, as applicable to effectuate their intent.

(c)          “Insurance Costs” shall mean all premiums and other charges for all property, earthquake, flood, loss of rental income, business interruption, liability and other insurance relating to the Property carried by Landlord including without limitation under Section 8.4.

3.7          No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount of monthly Base Rent and additional rent or any other sum due hereunder, shall be deemed to be other than on account of the earliest due rent or payment, nor shall any endorsement or statement on any check or any letter accompanying any such check or payment be deemed an accord and satisfaction. Landlord agrees there shall be no duplication of charges.

ARTICLE 4
Use of the Premises

4.1          Permitted Use. Tenant shall use the Premises only for the Permitted Use specified in the Basic Lease Information of the Premises and for no other purpose whatsoever. Tenant shall not do or permit to be done in, on or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, ordinance, rule, regulation or order now in force or which may hereafter be enacted, or which is prohibited by any insurance policy carried by Landlord for the Property, or will in any way increase the existing rate of, or disallow any fire rating or sprinkler credit, or cause a cancellation of, or affect any insurance for the Property. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of Landlord or (if ever applicable) other tenants of the Property, or injure or annoy them. Tenant shall not store any materials, equipment or vehicles outside the Premises other than as an ancillary part of its operations and agrees that no washing of any type (including without limitation washing vehicles) shall take place in or outside the Premises. Tenant shall not receive, store or otherwise handle any product or material that is explosive or highly inflammable. Tenant shall not install any signs on the Premises without the prior written consent of Landlord.

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4.2          Environmental Definitions. As used in this Lease, “Hazardous Materials” shall mean (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under any Environmental Law, now existing or later adopted during the term of this Lease; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea, formaldehyde foam insulation and polychlorinated biphenyls. “Environmental Law” shall mean all federal, state and local laws, statutes, ordinances, regulations, rules, judicial and administrative orders and decrees, permits, licenses, approvals, authorizations and similar requirements of all federal, state and local governmental agencies or other governmental authorities pertaining to the protection of human health and safety or the environment, now existing or later adopted during the term of this Lease. As used in this Lease, “Permitted Materials” shall mean the materials, which are not Hazardous Materials or which are Hazardous Materials in amounts and usage permitted by law, handled by Tenant in the ordinary course of conducting the Permitted Use and any Hazardous Materials that are listed by name and maximum quantity and approved by Landlord on Exhibit C attached hereto.

4.3          Environmental Requirements. Tenant shall not (nor permit others to) use, store or otherwise handle any Hazardous Materials which are not Permitted Materials on or about the Premises and all Permitted Materials shall be stored in a manner that protects the Premises, the Property and the environment from accidental spills and releases. Tenant shall obtain and maintain in effect all permits and licenses required pursuant to any Environmental Law for Tenant’s activities on the Premises, and Tenant shall at all times comply with all applicable Environmental Laws. Tenant shall not store or cause or permit to occur any release of any Hazardous Materials or any condition of pollution or nuisance on or about the Premises and if any release of Hazardous Materials to the environment, or any condition of pollution or nuisance, occurs on or about or beneath the Premises as a result of any act or omission of Tenant or its agents, officers, employees, contractors, invitees or licensees, Tenant shall, at Tenant’s sole cost and expense, promptly undertake all remedial measures required to clean up and abate or otherwise respond to the release, pollution or nuisance in accordance with all applicable Environmental Laws. On or before the date Tenant ceases to occupy the Premises, Tenant shall remove from the Premises all Hazardous Materials and all Permitted Materials handled by or permitted on the Premises by Tenant. Tenant shall not use, store or handle any chlorinated solvent except for de minimis amounts contained in cleaning supplies provided that such chlorinated solvents and their de minimis amounts are listed and approved by Landlord on Exhibit C and are used in conformance with Environmental Laws and good environmental practice. Landlord and Landlord’s representatives shall have the right, but not the obligation, to enter the Premises at any reasonable time for the purpose of inspecting the storage, use and handling of any Hazardous Materials on the Premises in order to determine Tenant’s compliance with the requirements of this Lease and applicable Environmental Law and Tenant shall correct any violation within five (5) days after Tenant’s receipt of notice of such violation from Landlord. Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, actions, judgments, liabilities, costs, expenses, losses, damages, penalties, fines and obligations of any nature (including without limitation reasonable attorneys’ fees and disbursements incurred in the investigation, defense or settlement of claims) that Landlord may incur as a result of, or in connection with, claims arising from the presence, use, storage, transportation, treatment, disposal, release or other handling, on or about or beneath the Premises, of any Hazardous Materials introduced or permitted on or about or beneath the Premises by any act or omission of Tenant or its agents, officers, employees, contractors, invitees or licensees. For the avoidance of doubt, Landlord shall indemnify and defend Tenant against and hold Tenant harmless from all claims, demands, actions, judgments, liabilities, costs, expenses, losses, damages, penalties, fines and obligations of any nature (including without limitation reasonable attorneys’ fees and disbursements incurred in the investigation, defense or settlement of claims) that Tenant may incur as a result of, or in connection with, any claims arising outside of the term of the Lease resulting from the presence, use, storage, transportation, treatment, disposal, release or other handling, on or about or beneath the Premises, of any Hazardous Materials introduced or permitted on or about or beneath the Premises by any act or omission of Landlord or its agents, officers, employees, contractors, invitees or licensees subject to the following. Tenant acknowledges it has been in possession of and has operated its business at and upon the Premises prior to the date of execution of this Lease and, as between Tenant and Landlord, Tenant has had a greater opportunity to know and appreciate the environmental condition and status of the Premises and its underlying and immediately surrounding lands. The liability of Tenant and Landlord under this Section 4.3 shall survive the termination of this Lease.

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4.4          Compliance With Law. Tenant shall, at Tenant’s sole cost and expense, promptly comply with all laws, ordinances, rules, regulations, orders and other requirements of any government or public authority now in force or which may hereafter be in force, with all requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with all directions and certificates of occupancy issued pursuant to any law by any governmental agency or officer, insofar as any thereof relate to or are required by the condition, use or occupancy of the Premises and Property or the operation, use or maintenance of any personal property, fixtures, machinery, equipment or improvements in the Premises or upon the Property.

4.5          Radon: Florida Statutes require the inclusion of the following notification: “Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.”

4.6          Entry by Landlord. Landlord shall have the right to enter the Premises and Property at any time to (a) inspect, (b) exhibit to prospective purchasers, lenders or tenants, (c) determine whether Tenant is performing all of Tenant’s obligations, (d) supply any service to be provided by Landlord (if any is ever applicable), (e) post notices of non-responsibility, and (f) make any repairs to the Premises or any adjoining space or utility services, or make any repairs, alterations or improvements to any other portion of the Property (if such obligation is ever applicable). Tenant waives all claims for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. All locks for all doors in, on or about the Premises (excluding Tenant’s vaults, safes and similar special security areas designated in writing by Tenant) shall be keyed to the master system for the Property. Landlord shall at all times have a key to unlock all such doors and Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in an emergency to obtain entry to the Premises.

ARTICLE 5
Utilities and Services

5.1          Tenant’s Responsibilities. Tenant shall pay, directly to the appropriate supplier before delinquency, for all utilities and services supplied to the Premises, together with all taxes, assessments, surcharges and similar expenses relating to such utilities and services. If any such utilities or services are jointly metered with the Premises and another part of the Property (if ever applicable), Landlord shall determine Tenant’s share of the cost of such jointly metered utilities and services based on Landlord’s estimate of usage, and Tenant shall pay as additional rent Tenant’s share of the cost of such jointly metered utilities and services to Landlord within ten (10) days after receipt of Landlord’s written statement for such cost. Tenant shall furnish the Premises with all telephone service, window washing, security service, janitor, scavenger and disposal services, and other services required by Tenant for the use of the Premises permitted by this Lease. Tenant shall furnish all electric light bulbs and tubes and restroom supplies used in the Premises. Landlord shall not be in default under this Lease or be liable for any damage or loss directly or indirectly resulting from, nor shall the rent be abated or a constructive or other eviction be deemed to have occurred by reason of, any interruption of or failure to supply or delay in supplying any such utilities and services or any limitation, curtailment, rationing or restriction on use of water, electricity, gas or any resource or form of energy or other service serving the Premises or the Property, whether such results from mandatory restrictions or voluntary compliance with guidelines or any other causes or circumstances other than Landlord’s intentional or reckless acts or omissions.

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ARTICLE 6
Maintenance and Repairs

6.1          Landlord. Landlord does not have any obligations with respect to maintenance or repairs of the Property or Premises. To the extent ever applicable, Tenant waives any right to perform maintenance or make repairs for which Landlord is responsible at Landlord’s expense. Any damage to any part of the Property for which Landlord is ever responsible (if any ever so arises) but that is caused by Tenant or any agent, officer, employee, contractor, licensee or invitee of Tenant shall be repaired by Tenant at Tenant’s expense.

6.2          Obligations of Tenant. Tenant shall maintain and repair the foundations, the exterior walls (which shall include without limitation windows, glass or plate glass, doors, special fronts, entries, or the interior surfaces of exterior walls), the roof and other structural components of the Premises and the common areas of the Property and keep them in good condition, reasonable wear and tear excepted. Tenant shall, at Tenant’s sole cost and expense, maintain and repair the Premises and all equipment, fixtures and improvements therein (including without limitation windows, glass, plate glass, doors, special fronts, entries, the interior surfaces of exterior walls, interior walls, floors, heating and air conditioning systems including without limitation replacements of heating and air conditioning systems or major components thereof as necessary, dock boards, truck doors, dock bumpers, plumbing fixtures and equipment, electrical components and mechanical systems) and keep all of the foregoing clean and in good order and operating condition, ordinary wear and tear excepted. Tenant shall not damage the Premises or disturb the integrity and support provided by any wall. Tenant shall take good care of the Premises and keep the Premises free from dirt, rubbish, waste and debris at all times. Tenant shall not exceed the load-bearing capacity of the floors in the Premises. Tenant shall, at Tenant’s expense, enter into a regularly scheduled preventative maintenance and service contract with a maintenance contractor approved in writing by Landlord for servicing all hot water, heating, ventilating and air conditioning (“HVAC”) systems and equipment in the Premises. The maintenance and service contract shall include without limitation all services suggested by the equipment manufacturer and shall become effective (and Tenant shall deliver a copy to Landlord) within thirty (30) days after the Commencement Date. Tenant and Tenant’s maintenance contractor shall at all times conduct maintenance on the HVAC equipment at the Premises in accordance with all Federal, state or local laws and repair any leak in the HVAC equipment within the deadline imposed by such Federal, state or local laws, complying with all laws pertaining to refrigerant or coolant composition. In the event of a replacement of a part or portion of the HVAC equipment which is warranted by the manufacturer and/or guaranteed by the installer, Tenant shall provide the Landlord with a duplicate original of the warranty and/or guarantee. Tenant shall, at the end of the term of this Lease, surrender to Landlord the Premises and all alterations, additions, fixtures and improvements therein or thereto in the same condition as when received, ordinary wear and tear excepted but otherwise in the then-state of condition, repair and operation as is required by the Lease to have been kept and maintained throughout the Term.

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ARTICLE 7
Alteration of the Premises

7.1          No Alterations by Tenant. Tenant shall not make any material alterations or improvements in or to the Premises or any part thereof, or attach any fixtures thereto, without Landlord’s prior written consent. Notwithstanding the preceding sentence, upon prior written notice to Landlord, Tenant may make such alterations or improvements without Landlord’s consent only if the total cost of such alterations or improvements is Five Thousand Dollars ($5,000) or less and such alterations or improvements will not affect in any way the structural, exterior or roof elements of the Property or the mechanical, electrical, plumbing or life safety systems of the Property and are strictly interior. Tenant shall submit to Landlord, for Landlord’s prior written approval, complete plans and specifications prepared by responsible licensed architect(s) and engineer(s) in compliance with all applicable codes, laws, ordinances, rules and regulations. Tenant shall engage responsible licensed contractor(s) to perform all work and all work shall be performed in accordance with the plans and specifications approved by Landlord, in a good and workmanlike manner, in full compliance with all applicable laws, codes, ordinances, rules and regulations, and free and clear of any mechanics’ liens. Tenant shall pay for all work required to make the alterations and improvements. Tenant shall pay to Landlord all direct costs and shall reimburse Landlord for all expenses incurred by Landlord in connection with the review, approval and supervision of any alterations or improvements made by Tenant.

7.2          Landlord’s Property. All alterations, additions, fixtures and improvements made in or to the Premises by Landlord or Tenant, shall become part of the Property and Landlord’s property and upon termination of this Lease, Landlord shall have the right to retain all such alterations, additions, fixtures and improvements in the Premises relinquished by Tenant, without compensation to Tenant, or to remove all such alterations, additions, fixtures and improvements from the Premises, repair all damage caused by any such removal, and restore the Premises to the condition in which the Premises existed before such alterations, additions, fixtures and improvements were made, and in the latter case Tenant shall pay to Landlord, upon billing by Landlord, the cost of such removal, repair and restoration (including without limitation a reasonable charge for Landlord’s overhead and profit). All movable furniture, equipment, trade fixtures, computers, office machines and other personal property shall remain the property of Tenant and upon termination of this Lease shall be removed by Tenant from the Property and Tenant shall repair all damage caused by any such removal. Termination of this Lease shall not affect the obligations of Tenant pursuant to this Section 7.2 to be performed after such termination.

7.3          No Liens. Landlord’s interest in the Premises and Property is not and shall not be subject to any liens as a result of Tenant’s use or occupancy of the Premises including specifically, without limitation, for improvements or alterations made by Tenant, and all such liens are expressly prohibited. Tenant agrees to notify every person making improvements to the Premises of the provisions of this Section 7.3, and Tenant’s failure to do so shall be a default by Tenant under this Lease. Tenant will not permit any mechanic’s lien or materialman’s lien to be filed against the Premises. These provisions are intended to allow Landlord to secure the benefit of the applicable provisions of the Florida Construction Lien Law and specifically Florida Statutes, Section 713.10 (and any successor thereto), so as to properly insulate Landlord’s fee and other interests in and to the land, Property and Premises, from the encumbrance of any such liens. In the event any such lien is filed or claimed against the Premises or Property because of work done for or materials furnished to or for the benefit of Tenant, or if any other lien is claimed against the Premises or Property as a result of Tenant’s use or occupancy thereof, then Tenant shall cause same to be discharged within five (5) days of receiving notice of same. Landlord has the right, but not the obligation, to discharge any such lien. Any amount paid by Landlord for such purpose and Landlord’s related reasonable attorneys’ fees shall be paid by Tenant to Landlord upon demand and shall accrue interest from the date paid by Landlord until Landlord is reimbursed therefor at the highest rate permitted by Law, all as an item of additional rent and as a cumulative remedy.

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ARTICLE 8
Indemnification and Insurance

8.1          Damage or Injury. Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, for any damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises or the Property arising at any time and from any cause whatsoever other than arising out of Landlord’s intentional or reckless acts or omissions. Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including without limitation reasonable attorneys’ fees and disbursements through and including without limitation all appellate and bankruptcy levels and proceedings, arising from or related to any use or occupancy of the Premises and Property, or any condition of the Premises or Property, or any default in the performance of Tenant’s obligations under this Lease, or any damage to any property (including without limitation property of employees and invitees of Tenant) or any bodily or personal injury, illness or death of any person (including without limitation employees and invitees of Tenant) occurring in, on or about the Premises or Property, or any part thereof arising at any time other than arising out of Landlord’s intentional or reckless acts or omissions. This Section 8.1 shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination.

8.2          Insurance. Tenant agrees and hereby covenants that it shall, during the entire term hereof, keep in force and effect a policy or policies required by law and the following (i) commercial general liability insurance with respect to the Premises and the Property, and the business operated by Tenant and any subtenants of Tenant in the Premises, in which the limits shall not be less than $2,000,000 per occurrence and $3,000,000 general aggregate; (ii) business auto liability insurance with limits not less than $2,000,000 for any owned, hired or non owned auto; if Tenant has no owned autos, Tenant may provide hired and non owned auto liability coverage or agree to provide evidence of auto liability coverage prior to using a vehicle for its business activity on the property; (iii) workers compensation insurance in statutory limits for all of its employees in the states in which the employees are working on behalf of the tenant and employers liability insurance with limits of the greater of $500,000 or that required by law; (iv) umbrella excess liability insurance in excess of underlying coverages required above with limits not less than $5,000,000; (v) all risk property insurance, including without limitation business income and extra expense, which insures the improvements, fixtures, inventory, and all other property of Tenant, within the Premises or on the Property, against any loss arising from fire, flooding, lightning, earthquake, windstorm, hail, rain, water leakage, seepage, the elements or other casualty, for the full replacement value of such property. The liability policies shall name Landlord and any person, firm, or corporation designated by Landlord as an additional insured or as an additional named insured, as Landlord shall require, evidenced by an additional insured endorsement reasonably acceptable to Landlord, and shall contain a clause stating that the insured will not cancel or materially reduce the insurance below the limits required without first giving Landlord thirty (30) days’ prior written notice. Such insurance shall be primary and non-contributory to Landlord and the coverage afforded by such policy will not be subject or entitled to any contribution, reduction, or other benefit from or by reason of any insurance coverage carried by Landlord and will be issued by and carried with an insurance company with a minimum Best’s Rating of A- VII or better or as otherwise approved by Landlord in Landlord’s sole and absolute discretion. A certificate of insurance, as Landlord may require, shall be immediately delivered to Landlord prior to commencement and at each renewal.

8.3          Waiver of Subrogation. Each of Landlord and Tenant waives on behalf of all insurers under all policies of property insurance now or hereafter carried insuring or covering the Premises or the Property, or any portion or any contents thereof, or any liabilities arising out of operations therein, all rights of subrogation which any such insurer might otherwise, if at all, have to any claims of Tenant against Landlord or Landlord against Tenant, as applicable but only to the extent of the net insurance proceeds payable under such policies (or which would have been payable had the party carried all insurance herein required). Landlord and Tenant shall procure from each of the insurers under all policies of property insurance now or hereafter carried by such party insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, a waiver of all rights of subrogation which the insurer might otherwise, if at all, have to any claims of either party against the other as required by this Section 8.3.

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8.4          Landlord Insurance Requirements. Landlord shall, at all times during the term of this Lease, secure and maintain:

(a)          All risk property insurance coverage on the Property. Landlord shall not be obligated to insure any furniture, equipment, trade fixtures, machinery, goods, or supplies which Tenant may keep or maintain in the Premises or any alteration, addition or improvement which Tenant may have made or may make upon the Premises. In addition, Landlord may secure and maintain rental income insurance and any other insurance coverage required to be maintained by any mortgagee of the property. The annual cost to Landlord for such property or rental income insurance, whether or not it exceeds the standard rates because of the nature of Tenant’s operations, shall be includable in the Triple Net Charges and may be invoiced separately to Tenant as an item of additional rent, due upon delivery of such invoice in each instance.

(b)          Commercial general liability insurance with limits not less than $5,000,000 per occurrence and aggregate, which may be satisfied through an umbrella policy. Such insurance shall be in addition to, and not in lieu of, insurance required to be maintained by Tenant. Tenant shall not be named as an additional insured on any policy of liability insurance maintained by Landlord. The annual cost to Landlord for such commercial general liability insurance, whether or not it exceeds the standard rates because of the nature of Tenant’s operations, shall be includable in the Triple Net Charges and may be invoiced separately to Tenant as an item of additional rent, due upon delivery of such invoice in each instance.

ARTICLE 9
Assignment or Sublease

9.1          Prohibition. Tenant shall not, directly or indirectly, without the prior written consent of Landlord, assign (including without limitation any assignment by operation of law) this Lease or any interest herein or sublease the Premises or any part thereof, or permit the use or occupancy of the Premises by any person or entity other than Tenant (but subject to the following concerning a “Consolidation Allowed Sublease”). No assignee or subtenant of Tenant shall have a right further to assign this Lease or sublease the Premises, and all money and other economic consideration to be paid by the assignee or subtenant as a result of an assignment or sublease in excess of the total amount of rent which Tenant is obligated to pay to Landlord under this Lease (prorated to reflect the rent allocable to the portion of the Premises subject to such assignment or sublease) shall be paid by Tenant to Landlord as additional rent. No assignment or sublease whatsoever shall release Tenant from Tenant’s obligations and liabilities under this Lease or alter the primary liability of Tenant to pay all rent and to perform all obligations to be paid and performed by Tenant. Tenant shall pay to Landlord all direct costs and shall reimburse Landlord for all expenses (including without limitation reasonable attorneys’ fees) incurred by Landlord in connection with any assignment or sublease requested by Tenant. Landlord may, in its reasonable discretion, consider all factors cognizable by law as reasonable to evaluate and consider in making its determination of whether to consent, including without limitation making a study of the financial wherewithal and credit of any proposed successor or subtenant and, in the case of an assignment, may require additional guaranties as appropriate to satisfy reasonable financial standards and criteria for approval. Any guaranty of an individual offered shall be joined by spouse and shall be in Landlord’s then current commercially reasonable form. Landlord may condition any consent to any assignment, upon the execution and delivery of Landlord’s commercially reasonable form of instrument, executed by Landlord, Tenant, the successor (assignee) tenant, and any new guarantor(s) then so arising, under the terms of which (i) the Tenant (as assignor) agrees and confirms to the foregoing continued obligations and liabilities and assigns all of its rights, title and interest in and to the Lease and all moneys having been paid thereunder, including without limitation any security deposit, (ii) the successor (as assignee) agrees to assume the Lease in all respects and to assume all obligations of payment and performance thereunder, past, present and future, including without limitation for the express benefit of Landlord and accepts the Premises in its then as-is condition, (iii) Landlord shall not be liable for, and Tenant and the successor (as assignee) shall, jointly and severally, hold Landlord harmless against and indemnify Landlord for and from any commission(s) payable associated with the assignment, and (iv) the successor (as assignee) agrees to provide all proper current evidence of insurance as called for in this Lease prior to first entry upon, on or into the Premises. Landlord may condition any consent to any sublease, upon the execution and delivery to Landlord of a commercially reasonable form of sublease agreement as between Tenant and such subtenant, under the terms of which (i) Tenant shall continue to remain primarily liable for the payment of all amounts of rental and other sums and performance of all covenants required of Tenant under the Lease, (ii) there shall be no modifications or amendments of the sublease without the prior written consent of Landlord, (iii) the subtenant shall not be granted any rights of Tenant under the Lease nor the power to exercise same, (iv) it is provided that in the event of any default under the terms and provisions of the Lease, Landlord shall have the right to collect the rental attributable to the subleased space directly from the subtenant without waiving any of Landlord’s rights against Tenant, (v) Landlord shall not be liable for, and Tenant and the subtenant shall, jointly and severally, hold Landlord harmless against and indemnify Landlord for and from any commission(s) payable associated with the sublease, and (vi) nothing in the sublease will be deemed to amend or modify the Lease as between Tenant and Landlord, and the subtenant will expressly confirm and acknowledge that the sublease is inferior and subordinate to the Lease in all respects. Notwithstanding the foregoing prohibition, in the event Tenant in fact consolidates all of its operations into a distinct portion of the Premises or into the Premises set forth in the Adjacent Lease (as defined below), then, Tenant may sublease the portion or the entirety of the Premises it has vacated for such reason to any subtenant meeting commercially reasonable criteria as to its creditworthiness and business reputation as Tenant may reasonably elect and without necessity of securing Landlord’s advance written consent thereto (herein, a “Consolidation Allowed Sublease”).

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ARTICLE 10
Events of Default and Remedies

10.1        Default by Tenant. The occurrence of any one or more of the following events (“Event of Default”) shall constitute a breach of this Lease by Tenant:

(a)          Tenant fails to pay any Base Rent, or any additional monthly rent under Section 3.1 hereof, or any other amount of money payable by Tenant hereunder as and when such rent becomes due and payable and such failure continues for more than five (5) days after Landlord gives written notice thereof to Tenant; provided, however, that after the second such failure in a calendar year, only the passage of time, but no further written notice, shall be required to establish an Event of Default in the same calendar year; or

(b)          Tenant fails to perform or breaches any other agreement or covenant of this Lease to be performed or observed by Tenant as and when performance or observance is due and such failure or breach continues for more than thirty (30) days after Landlord gives written notice thereof to Tenant; provided, however, that if, by the nature of such agreement or covenant, such failure or breach cannot reasonably be cured within such period of thirty (30) days, an Event of Default shall not exist as long as Tenant promptly commences with due diligence and dispatch the curing of such failure or breach within such period of thirty (30) days and, having so commenced, thereafter prosecutes its efforts with continuous diligence and dispatch in good faith and completes the curing of such failure or breach within a reasonable period of time; or

(c)          Tenant (i) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors’ relief law of any jurisdiction, (ii) makes an assignment for the benefit of its creditors, or (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant or of any substantial part of Tenant’s property; or

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(d)          Without consent by Tenant, a court or government authority enters an order, and such order is not vacated within thirty (30) days, (i) appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or with respect to any substantial part of Tenant’s property, or (ii) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors’ relief law of any jurisdiction, or (iii) ordering the dissolution, winding-up or liquidation of Tenant; or

(e)          This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days; or

(f)          There is an Event of Default under that certain Lease being entered into contemporaneously herewith (“Adjacent Lease”) for premises therein identified as the 11 Commerce Boulevard building, located at 11 Commerce Boulevard, Palm Coast, Florida 32164 (herein the “Cross Default” or the “Cross Default event”). All references to an Event of Default shall include without limitation and be deemed to also mean any instance of a Cross Default event as well.

10.2        Terminations. If an Event of Default occurs, Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice, Tenant’s right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the full and immediate right to possession of the Premises and Landlord shall have the right to recover from Tenant all unpaid rent which had been earned at the time of termination, all unpaid rent for the balance of the term of this Lease after termination, and all other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform all of Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. In addition, if an Event of Default occurs, Landlord shall have the right to terminate Tenant’s right to possession only without terminating the Lease. Neither such termination of Tenant’s right to possession nor Landlord’s taking and holding possession thereof shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including without limitation Tenant’s obligation to pay the rent, including without limitation any amounts treated as additional rent, under this Lease for the full Term, and if Landlord so elects Tenant shall pay forthwith to Landlord the sum equal to the entire amount of the rent, including without limitation any amounts treated as additional rent under this Lease, for the remainder of the Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term. Only in the circumstance where Landlord terminates Tenant’s right to possession without terminating the Lease (unless expressly required by law), Landlord shall make commercially reasonable efforts subject to the following, to attempt to relet the Premises or any part thereof for such rent and upon such terms as Landlord, in its commercially reasonable discretion, shall determine (including without limitation the right to relet the premises for a greater or lesser term than that remaining under this Lease, the right to lease for greater or lesser rents, the right to relet the Premises as a part of a larger area, and the right to change the character or use made of the Premises). In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and clean the same; and Tenant shall, upon demand, pay the cost thereof, together with Landlord’s expenses of reletting, including without limitation any commission incurred by Landlord. Landlord and Tenant agree that nevertheless Landlord shall at most be required to use only the same efforts Landlord then uses to lease other properties it may own and that in any case Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises over any other properties that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available. Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a credit-worthiness acceptable to Landlord and leases the entire Premises upon terms and conditions including without limitation a rate of rent (after giving effect to all expenditures by Landlord for tenant improvements, broker’s commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease but in its sole and absolute discretion Landlord may deviate from the criteria of minimum standards set out in this sentence including without limitation accepting such a proposed successor at lesser rents but without thereby waiving Landlord’s right of recovery for damages so arising, including without limitation damages related to the “spread” of less rent than otherwise called for in this Lease. If an Event of Default occurs and Landlord does not exercise its right to terminate the Lease, then this Lease shall continue in effect for so long as Landlord does not terminate the Lease, and Landlord shall have the right to enforce all its rights and remedies under this Lease, including without limitation the right to recover all rent as it becomes due under this Lease. Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default, Landlord shall have the right to exercise and enforce all rights and remedies granted or permitted by law and the remedies provided for in this Lease are cumulative and in addition to all other remedies available to Landlord at law or in equity, by statute or otherwise. Surrender of the Premises can be effected only by the written agreement of Landlord and Tenant and exercise by Landlord of any remedy shall not be deemed to be an acceptance of surrender of the Premises by Tenant, either by agreement or by operation of law. Landlord shall be entitled to recover all of its pre-suit attorneys’ fees incurred in connection with or arising out of any instance of breach, default or violation of the Lease by Tenant which is not timely cured after written notice and demand.

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10.3        Tenant’s Primary Duty. All agreements and covenants to be performed or observed by Tenant under this Lease shall be at Tenant’s sole cost and expense and without any abatement of rent. If Tenant fails to pay any sum of money to be paid by Tenant or to perform any other act to be performed by Tenant under this Lease, Landlord shall have the right, but shall not be obligated, and without waiving or releasing Tenant from any obligations of Tenant, to make any such payment or to perform any such other act on behalf of Tenant in accordance with this Lease. All sums so paid by Landlord and all costs incurred or paid by Landlord shall be deemed additional rent hereunder and Tenant shall pay the same to Landlord on written demand, together with interest on all such sums and costs from the date of expenditure by Landlord to the date of repayment by Tenant at the rate of eighteen (18) percent or if greater, the maximum rate allowed by law provided if the maximum rate permitted by law is less than eighteen (18%) percent per annum, then such maximum rate shall instead apply.

10.4        Abandoned Property. If Tenant abandons the Premises, or is dispossessed by process of law or otherwise, any movable furniture, equipment, trade fixtures or personal property belonging to Tenant and left in the Premises shall be deemed to be abandoned, at the option of Landlord, and Landlord shall have the right to sell or otherwise dispose of such personal property in any commercially reasonable manner.

10.5        Landlord Default. If Landlord defaults under this Lease, Tenant shall give written notice to Landlord specifying such default with particularity, and Landlord shall have thirty (30) days after receipt of such notice within which to cure such default. In the event of any default by Landlord, Tenant’s exclusive remedy shall be an action for damages. Notwithstanding any other provision of this Lease, Landlord shall not have any personal liability under this Lease. In the event of any default by Landlord under this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the Property, and in no event shall any deficiency judgment or personal money judgment of any kind be sought or obtained against Landlord. For clarity and to avoid all doubt: Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Property. The obligations of Landlord under this Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of Landlord’s investment manager or any trustees or board of directors and officers, as the case may be, general partners, beneficiaries, stockholders, employees, or agents of Landlord or the investment manager.

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10.6        Early Termination Options. The following early termination rights exist on the terms and conditions set forth below:

(a)          One Time Only Early Termination Right:

(i)          In General: Notwithstanding any other term or condition of the Lease, including in respect of the duration of the Term, provided Tenant is not in monetary default or violation of the Lease and provided Tenant is not in material non-monetary default or violation of any term or condition of the Lease beyond any thereto applicable notice and curative period, Tenant is granted the unconditional right in its sole discretion to terminate the Lease earlier than the otherwise anticipated natural expiration date but subject to the following conditions and obligations and only if Tenant properly makes the same election under the Adjacent Lease to terminate the Adjacent Lease early and at the same time as this Lease, under the identical One Time Only Early Termination Right provisions set forth in the Adjacent Lease.

(ii)         Timing and Notice: Any such notice of election for early termination (“Early Termination Notice”) can be given at any time during the initial Term of this Lease subject to the following and no such Early Termination Notice shall be effective or binding unless accompanied by the payment to Landlord of good, collected US dollars in the amount of the “Termination Fee” defined below. Subject to the terms hereof, a properly given Early Termination Notice accompanied by the correct payment of the Termination Fee shall irrevocably commit Tenant to such early termination election and shall cause the Lease to be deemed to naturally expire as of the last day of the fourth (4th) month following the month during which the Early Termination Notice is given; herein the “Early Termination Date”.

(iii)        Computation of Termination Fee: For these purposes, “Termination Fee” means the amount equal to (A) a sum computed as of the Early Termination Date, of the “Present Value” of the “Accelerated Base Rents”, as these terms are defined hereafter, plus (B) all rent to be due through the Early Termination Date. The “Present Value” of the “Accelerated Base Rents” shall mean the aggregate of each commercially typical present value determination as of the Early Termination Date, of each otherwise future installment of Base Rent only, as such installments of Base Rent would otherwise be payable for each future month throughout what otherwise would be the balance of the initial Term; employing for each such month’s present value computation, a discount rate equal to the per annum Wall Street Journal Prime Rate as of the date of payment.

(iv)        Effect; Treated as Natural Expiration: In case of the timely delivery of such Early Termination Notice properly accompanied by the full amount of such Termination Fee, then this Lease shall terminate upon the Early Termination Date as though such date were scheduled all along as the natural expiration date of the Term in the same manner and subject to the same terms and conditions of the Lease governing the circumstance of a natural expiration of the Term; and the Lease shall automatically be deemed amended thereby to establish such Early Termination Date as though it had been stipulated from inception as the date of natural expiration of the term of the Lease without any further or surviving rights of renewal or extension.

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(v)         Sales Tax: No obligation to pay sales or rent tax on such Termination Fee amount paid will arise subject to the following. In order to assure that sales or rent tax should not come due upon the payment of the Termination Fee, the parties agree as follows: Landlord and Tenant acknowledge and agree that the Termination Fee represents liquidated damages and is not a penalty and neither party shall record or report such payment as rental income or rental expense, respectively. The foregoing covenant is being made so that sales tax will not be due in connection with such cancellation payment pursuant to Rule 12A-1.070(4)(g) of the Florida Administrative Code as same may be amended, updated, substituted or replaced. If either party hereto violates the foregoing covenant, such party shall be solely liable for the payment of any Florida sales tax that may result therefrom and, consonant with the risk set forth at Rule 12A-1.0704(g)(4.) of the Florida Administrative Code (as same may be amended, updated, substituted or replaced), each party agrees it shall indemnify and hold the other harmless from and against any such tax payment, which the indemnified party is required to pay, where the indemnified party complied with its obligations herein, but where the indemnifying party did not.

(b)          One Time Only Early Termination Right at 6 Year Mark:

(i)          In General: Notwithstanding any other term or condition of the Lease, including in respect of the duration of the Term, provided Tenant is not in monetary default or violation of the Lease and provided Tenant is not in material non-monetary default or violation of any term or condition of the Lease beyond any thereto applicable notice and curative period, Tenant is granted the unconditional right in its sole discretion to terminate the Lease earlier than the otherwise anticipated natural expiration date but subject to the following conditions and obligations and only if Tenant properly makes the same election under the Adjacent Lease to terminate the Adjacent Lease early and at the same time as this Lease, under the identical One Time Only Early Termination Right at Year 6 Mark provisions set forth in the Adjacent Lease.

(ii)         Timing and Notice: Any such notice of election for early termination (“Early Termination Notice at 6 Period Mark”) can be given if at all only within the thirty (30) day period immediately preceding the 180th day prior to the last day of Period 6 of the initial Term, time being strictly of the essence subject to the following and no such Early Termination Notice at 6 Period Mark shall be effective or binding unless, within ninety (90) days after the giving of the Early Termination Notice at 6 Period Mark, Tenant timely delivers to Landlord the payment of good, collected US dollars in the amount of the “Termination Fee at 6 Period Mark” defined below. Subject to the terms hereof, a properly given Early Termination Notice at 6 Period Mark so timely followed by the correct payment of the Termination Fee at 6 Period Mark shall irrevocably commit Tenant to such early termination election and shall cause the Lease to be deemed to naturally expire as of the last day of the first month of Period 7 of the initial Term of the Lease; herein the “Early Termination Date at Period 6 Mark”.

(iii)        Computation of Termination Fee at 6 Period Mark: For these purposes, “Termination Fee at Period 6 Mark” means the amount equal to (A) a sum computed as ninety (90%) percent of the same sum which otherwise would be computed as the Termination Fee under Section 10.6(a)(iii)(A) immediately above, had said Section 10.6(a)(iii)(A) applied so as to bring about the Early Termination Date under said Section 10.6(a)(iii)(A) on the same day as the Early Termination Date at Period 6 Mark hereunder, plus (B) all rent to be due through the Early Termination Date at Period 6 Mark.

(iv)        Effect; Treated as Natural Expiration: In case of the timely delivery of such Early Termination Notice at 6 Period Mark properly and timely thereafter followed by the full amount of the Termination Fee at 6 Period Mark, then, this Lease shall terminate upon the Early Termination Date at Period 6 Mark as though such date were scheduled all along as the natural expiration date of the Term in the same manner and subject to the same terms and conditions of the Lease governing the circumstance of a natural expiration of the Term; and the Lease shall automatically be deemed amended thereby to establish such Early Termination Date at Period 6 Mark as though it had been stipulated from inception as the date of natural expiration of the term of the Lease without any further or surviving rights of renewal or extension.

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(v)         Sales Tax: No obligation to pay sales or rent tax on such Termination Fee at 6 Period Mark amount paid will arise subject to the following. In order to assure that sales or rent tax should not come due upon the payment of the Termination Fee at 6 Period Mark, the parties agree as follows: Landlord and Tenant acknowledge and agree that the Termination Fee at 6 Period Mark represents liquidated damages and is not a penalty and neither party shall record or report such payment as rental income or rental expense, respectively. The foregoing covenant is being made so that sales tax will not be due in connection with such cancellation payment pursuant to Rule 12A-1.070(4)(g) of the Florida Administrative Code as same may be amended, updated, substituted or replaced. If either party hereto violates the foregoing covenant, such party shall be solely liable for the payment of any Florida sales tax that may result therefrom and, consonant with the risk set forth at Rule 12A-1.0704(g)(4.) of the Florida Administrative Code (as same may be amended, updated, substituted or replaced), each party agrees it shall indemnify and hold the other harmless from and against any such tax payment, which the indemnified party is required to pay, where the indemnified party complied with its obligations herein, but where the indemnifying party did not.

ARTICLE 11
Casualty

11.1        Casualty. If fire or other casualty damages the Premises or common areas of the Property necessary for Tenant’s use and occupancy of the Premises, whether or not such damage is the result of the negligence or willful misconduct of Tenant or Tenant’s agents, officers, employees, contractors, licensees or invitees, and irrespective of any resulting period during which the Premises is rendered unusable by such damage, Tenant nonetheless shall not be entitled to any reduction in Base Rent or any other rents due hereunder; such circumstance shall not give rise to any excuse, legal or otherwise, for Tenant’s continued obligations of payment and performance under this Lease and this Lease shall not thereby terminate; and Tenant shall be responsible to repair, reconstruct, replace and restore at Tenant’s sole cost and expense, all parts and portions of the Premises and Property so effected by casualty so as to restore same to its prior condition and state; provided, in its sole and absolute discretion, by election made within thirty (30) days after receipt of written notice from Tenant of such casualty event, Landlord may instead elect to receive all insurance proceeds arising by reason thereof and to terminate the Lease. If Landlord does not exercise the right to elect to receive such insurance proceeds and terminate this Lease in accordance with this Section 11.1, then, as noted above this Lease shall (subject to the terms of this Section 11.1) remain in full force and effect and Tenant shall repair such damage and restore the Property and the Premises to substantially the same condition in which the Property and the Premises existed before the occurrence of such fire or other casualty without limiting such obligations to the amount of insurance proceeds available. Landlord shall not be obligated to make any repairs nor replacements nor to effectuate any restorations and shall have no liability for any damage to, nor have obligation to make any replacement of, any movable furniture, equipment, trade fixtures or personal property in the Premises or upon the Property. Tenant shall, at Tenant’s sole cost and expense, repair and replace all such movable furniture, equipment, trade fixtures and personal property and any other parts or portions thereof. In the absence of Landlord’s election as aforesaid, this Lease shall not terminate notwithstanding any and every manner of casualty, including without limitation a total destruction of the Premises and Property.

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ARTICLE 12
Eminent Domain

12.1        Condemnation. Landlord shall have the right to terminate this Lease if any part of the Premises or any substantial part of the Property (meaning more than thirty 30% percent of the acreage of the land whether or not inclusive of the Premises or more than fifty 50% percent of the square footage of the Premises) is taken by exercise of the power of eminent domain (including without limitation any voluntary conveyance in lieu thereof) before the Commencement Date or during the term of this Lease. Tenant shall have the right to terminate this Lease only if more than fifty (50%) percent of the square footage of the Premises is taken by exercise of the power of eminent domain during the term of this Lease, or, if so much of the Property (other than the Premises) is taken by exercise of the power of eminent domain during the term of this Lease that the remaining portion of the Property is insufficient to meet requirements of law to permit the continued use and legally required minimum available parking and access to the Premises necessary for the permitted use hereunder. In each such case, Landlord or Tenant shall exercise such termination right by giving written notice to the other within thirty (30) days after the date of such taking. If either Landlord or Tenant exercises such right to terminate this Lease in accordance with this Section 12.1, this Lease shall terminate as of the date of such taking. If neither Landlord nor Tenant exercises such right to terminate this Lease in accordance with this Section 12.1, this Lease shall terminate as to the portion of the Premises or Property so taken as of the date of such taking and shall remain in full force and effect as to the portion of the Premises or Property not so taken, and, but only in case of a reduction of the square footage of the Premises, the monthly Base Rent only shall be reduced as of the date of such taking in the proportion that the area of the Premises so taken bears to the total area of the Premises. In the absence of a termination of the Lease, Tenant at Tenant’s sole cost and expense shall promptly and diligently repair, reconstruct, replace and restore all parts and portions of the Premises and Property including without limitation constructed improvements thereon as necessary to then continue operations for the permitted use hereunder. If all of the Premises is taken by exercise of the power of eminent domain before the Commencement Date or during the term of this Lease, this Lease shall terminate as of the date of such taking. All awards, compensation, damages, income, rent and interest payable in connection with such taking shall, except as expressly set forth below, be paid to and become the property of Landlord, and Tenant hereby assigns to Landlord all of the foregoing. Tenant shall have the right to claim and receive directly from the entity exercising the power of eminent domain only the share of any award determined to be owing to Tenant for the taking of improvements installed in the portion of the Premises so taken by Tenant at Tenant’s sole cost and expense based on the unamortized cost actually paid by Tenant for such improvements, for the taking of Tenant’s movable furniture, equipment, trade fixtures and personal property, for loss of goodwill, for interference with or interruption of Tenant’s business, or for removal and relocation expenses provided the foregoing does not diminish Landlord’s award.

ARTICLE 13

Subordination and Sale

13.1        Subordination. This Lease shall be subject and subordinate at all times to the lien of all mortgages and deeds of trust securing any amount or amounts whatsoever which may now exist or hereafter be placed on or against the Property or on or against Landlord’s interest or estate therein, all without the necessity of having further instruments executed by Tenant to effect such subordination and this subordination shall automatically arise and apply by operation of these provisions. Notwithstanding the foregoing, in the event of a foreclosure of any such mortgage or deed of trust or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease shall not be terminated or extinguished, nor shall the rights and possession of Tenant hereunder be disturbed, if no Event of Default then exists under this Lease, and if Tenant shall attorn to the person who acquires Landlord’s interest hereunder through any such mortgage or deed of trust. Tenant agrees to execute, acknowledge and deliver within twenty (20) days of receipt of a request from Landlord (i) such further instruments evidencing such subordination of this Lease to the lien of all such mortgages and deeds of trust as may reasonably be required by Landlord, and (ii) any commercially reasonable writing acknowledging and confirming Tenant’s recognition of and attornment to any successor Landlord.

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13.2        Estoppel Certificate. At any time and from time to time, Tenant shall, within twenty (20) days after written request by Landlord, execute, acknowledge and deliver to Landlord a certificate certifying: (a) that this Lease is unmodified and in full force and effect; (b) the Commencement Date and the Expiration Date determined in accordance with Article 2 hereof and the date, if any, to which all rent and other sums payable hereunder have been paid; (c) that neither Landlord nor Tenant is in default under this Lease, except as to defaults specified in such certificate; and (d) such other matters as may be reasonably requested by Landlord or any actual or prospective purchaser or mortgage lender. Any such certificate may be relied upon by Landlord and any actual or prospective purchaser or mortgage lender of the Property or any part thereof. At any time and from time to time, Tenant shall, within twenty (20) days after written request by Landlord, deliver to Landlord copies of all current financial statements (including without limitation a balance sheet, an income statement, a cash flow statement and an accumulated retained earnings statement), annual reports, and other financial and operating information and data of Tenant prepared by Tenant in the course of Tenant’s business. Unless available to the public, Landlord shall disclose such financial statements, annual reports and other information or data only to actual or prospective purchasers or mortgage lenders of the Property or any part thereof, and otherwise keep them confidential unless other disclosure is required by law.

ARTICLE 14
Miscellaneous

14.1        Notices. All requests, approvals, consents, notices and other communications given by Landlord or Tenant under this Lease shall be properly given only if made in writing and either deposited in the United States mail, postage prepaid, certified with return receipt requested, or delivered by hand (which may be through a messenger or recognized delivery, courier or air express service) and addressed to Landlord at the address of Landlord specified in the Basic Lease Information (or at such other place as Landlord may from time to time designate in a written notice to Tenant) or to Tenant at the address of Tenant specified in the Basic Lease Information (or at such other place as Tenant may from time to time designate in a written notice to Landlord). Such requests, approvals, consents, notices and other communications shall be effective on the date of receipt or refusal of receipt (evidenced by the certified mail receipt) if mailed or on the date of hand delivery if hand delivered. Any request, approval, consent, notice or other communication under this Lease may be given on behalf of a party by the attorney for such party. FedEx or similar nationally recognized commercially reasonable overnight carrier or delivery service providing receipted evidence of delivery shall be deemed proper delivery of notice hereunder upon the date of delivery as though and treated the same as hand delivery.

14.2        General. Time is of the essence of this Lease and each and all of its provisions. This Lease shall benefit and bind Landlord and Tenant and the permitted personal representatives, heirs, successors and assigns of Landlord and Tenant. If any provision of this Lease is determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. Tenant shall not record this Lease or any memorandum or short form of it. This Lease shall be governed by and construed in accordance with the laws of the state in which the Property is located, being the State of Florida. All capitalized terms used but not defined in the body of the Lease shall have the same meaning given to such term in the Basic Lease Information.

14.3        No Waiver. The waiver by Landlord or Tenant of any breach of any covenant in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other covenant in this Lease, nor shall any custom or practice which may grow up between Landlord and Tenant in the administration of this Lease be construed to waive or to lessen the right of Landlord or Tenant to insist upon the performance by Landlord or Tenant in strict accordance with this Lease. The subsequent acceptance of rent hereunder by Landlord or the payment of rent by Tenant shall not waive any preceding breach by Tenant of any covenant in this Lease, nor cure any Event of Default, nor waive any forfeiture of this Lease or unlawful detainer action, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s or Tenant’s knowledge of such preceding breach at the time of acceptance or payment of such rent.

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14.4        Attorneys’ Fees. If there is any legal action or proceeding between Landlord and Tenant to enforce this Lease or to protect or establish any right or remedy under this Lease, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including without limitation reasonable attorneys’ fees and disbursements, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith, through and including without limitation any bankruptcy proceedings, and expressly excluding any such amounts incurred pre-suit (prior to filing of litigation, subject to Landlord’s pre-suit recovery rights for breach, violation or default of Tenant as set out above in this Lease). If such prevailing party recovers a judgment in any such action, proceeding or appeal, all such costs, expenses and attorneys’ fees and disbursements shall be included in and as a part of such judgment.

14.5        Exhibits. Exhibit A (Plan(s) Outlining the Premises and the Property), Exhibit B (Form of Memorandum Confirming Term), Exhibit C (Permitted Use of Hazardous Materials) and any other attachments specified in the Basic Lease Information, are attached to and made a part of this Lease and deemed incorporated herein as though fully set forth here.

14.6        Broker(s). Tenant warrants and represents to Landlord that Tenant has negotiated this Lease directly with the real estate broker(s) specified in the Basic Lease Information (if any) and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker to act for Tenant in connection with this Lease.

14.7        Waivers of Jury Trial and Certain Damages. LANDLORD AND TENANT EACH HEREBY EXPRESSLY, IRREVOCABLY, FULLY AND FOREVER RELEASES, WAIVES AND RELINQUISHES ANY AND ALL RIGHT TO TRIAL BY JURY. TENANT HEREBY EXPRESSLY, IRREVOCABLY, FULLY AND FOREVER RELEASES, WAIVES AND RELINQUISHES ANY AND ALL RIGHT ANY AND ALL RIGHT TO RECEIVE PUNITIVE, INCIDENTAL, CONSEQUENTIAL, SPECIAL, STATUTORY, EXEMPLARY OR INDIRECT DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF FUTURE REVENUE OR INCOME, LOSS OF BUSINESS REPUTATION OR OPPORTUNITY RELATING TO THE BREACH OR ALLEGED BREACH OF THIS LEASE, OR DIMINUTION OF VALUE OR ANY DAMAGES BASED ON ANY TYPE OF MULTIPLE, IN EACH CASE, REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE AND WHETHER OR NOT LANDLORD OR ITS AFFILIATES (OR ANY PAST, PRESENT OR FUTURE BOARD MEMBER, TRUSTEE, DIRECTOR, OFFICER, EMPLOYEE, AGENT, REPRESENTATIVE, OR ADVISOR OF LANDLORD OR ITS AFFILIATES) HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE, FROM THE LANDLORD OR ITS AFFILIATES (OR ANY PAST, PRESENT OR FUTURE BOARD MEMBER, TRUSTEE, DIRECTOR, OFFICER, EMPLOYEE, AGENT, REPRESENTATIVE, OR ADVISOR OF LANDLORD OR ITS AFFILIATES) IN ANY CLAIM, DEMAND, ACTION, SUIT, PROCEEDING OR CAUSE OF ACTION IN WHICH LANDLORD AND TENANT ARE PARTIES, WHICH IN ANY WAY (DIRECTLY OR INDIRECTLY) ARISES OUT OF, RESULTS FROM OR RELATES TO ANY OF THE FOLLOWING, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER BASED ON CONTRACT OR TORT OR ANY OTHER LEGAL BASIS: THIS LEASE; ANY PAST, PRESENT OR FUTURE ACT, OMISSION, CONDUCT OR ACTIVITY WITH RESPECT TO THIS LEASE; ANY TRANSACTION, EVENT OR OCCURRENCE CONTEMPLATED BY THIS LEASE; THE PERFORMANCE OF ANY OBLIGATION OR THE EXERCISE OF ANY RIGHT UNDER THIS LEASE; OR THE ENFORCEMENT OF THIS LEASE. LANDLORD AND TENANT RESERVE THE RIGHT TO RECOVER ACTUAL OR COMPENSATORY DAMAGES, WITH INTEREST, ATTORNEYS’ FEES, COSTS AND EXPENSES AS PROVIDED IN THIS LEASE, FOR ANY BREACH OF THIS LEASE.

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14.8        Force Majeure. Each party shall be excused for the period or periods of delay in the performance of any of its obligations hereunder (except the payment of money) when delayed, hindered or prevented from so doing by any cause or causes beyond such party’s reasonable control, which shall include without limitation all labor disputes, riots, civil commotion or insurrection, war or warlike operations, invasion, rebellion, military or usurped power, sabotage, acts of terrorism, governmental restrictions, regulations or controls, inability to obtain any materials, or services, fire or other casualties, acts of God or other matters constituting impossibility of performance under applicable law; provided a party’s inability to secure financing or otherwise meet its monetary obligations such as paying rent or any other lack of funds or cash flow for any reason shall never in and of itself give rise to any excused periods of time by operation of this Section 14.8.

14.9        Interpretation. For purposes of this Lease: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Lease as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Lease; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Lease shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

14.10      Counterparts. This Lease may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Lease delivered by facsimile, e-mail or other means of electronic transmission (to which a signed PDF copy is attached) shall be deemed to have the same legal effect as delivery of an original signed copy of this Lease so long as an original-ink (or so-called “wet-ink”) signed physical counterpart is also physically delivered to the other party. Either party may copy this completed Lease for electronic storage in a non-editable format, at which time the paper form of this Lease may be destroyed by such party if it wishes, relying upon such rules as “best evidence” to put forth the electronic copy for purposes of proof and evidence. Each party agrees that following the electronic storage of this Lease, any hardcopy printout of that electronically stored information will also constitute an original of this Lease.

14.11      Entire Agreement. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, offers, agreements and understandings, oral or written, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease, the Premises or the Property. There are no commitments, representations or assurances between Landlord and Tenant or between any real estate broker and Tenant other than those expressly set forth in this Lease and all reliance with respect to any commitments, representations or assurances is solely upon commitments, representations and assurances expressly set forth in this Lease. This Lease may not be amended or modified in any respect whatsoever except by an agreement in writing signed by Landlord and Tenant.

14.12      Guaranty. The payment obligations under this Lease are guaranteed by the Guarantors identified in the Lease Guaranty Agreement at Exhibit D on the terms and conditions set forth in the Lease Guaranty Agreement.

[Signatures on Following Page]

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Signature page to that certain Lease by and between Palm Coast Data LLC, a Florida limited liability company, as Tenant, and Two Commerce LLC, a Florida limited liability company, as Landlord, respecting 2 Commerce Boulevard, Palm Coast, Florida 32164

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date specified in the Basic Lease Information.

TENANT:		LANDLORD:

Palm Coast Data LLC, a Florida limited liability company		Two Commerce LLC, a Florida limited liability company

By:	/s/ Liam Lynch	By:	/s/ Christopher V. Vitale

Name:	Liam Lynch	Name:	Christopher V. Vitale

Title:	Manager	Title:	President

WITNESSES:		WITNESSES:

/s/ Kristine Lynch		/s/ James M. McMonagle
First Witness for Tenant		First Witness for Landlord
[Sign above; print name:	Kristine Lynch	[Sign above; print name:	James M. McMonagle

/s/ Eric Brody		/s/ Adrienne Uleau
Second Witness for Tenant		Second Witness for Landlord
[Sign above; print name:	Eric Brody	[Sign above; print name:	Adrienne Uleau

Balance of this page purposefully blank.

EXHIBIT A

PLAN(S) OUTLINING THE PREMISES AND THE PROPERTY

ATTACHED AND MADE A PART HEREOF

The following is deemed incorporated onto the site plan or other sketch, image, LOD or drawing here pictured or pictured on any other attachment to this Lease: This Exhibit or Schedule is diagrammatic and is intended only for the purpose of indicating the approximate location of constructed areas comprising the property and/or approximate boundaries of areas and placement of certain inclusions therein. It does not in any way supersede any of Landlord’s rights set forth in the Lease, including without limitation in respect of arrangements and/or locations of shared-use parts of the common areas and changes in such arrangements and/or locations, including without limitation parking areas; and Landlord expressly reserves the right to make changes therein or thereto in accordance with the Lease. It is not to be scaled; any measurements or distances shown or parking counts should be taken as approximate. Dimensions indicated (if any) are not exact nor to scale and in any case are approximate. It does not purport to show the exact or final location of columns, division walls or other required architectural, structural, mechanical or electrical elements.

Balance of page purposefully blank.

Exhibit A

Exhibit A

EXHIBIT B

MEMORANDUM CONFIRMING TERM

THIS MEMORANDUM, made as of April 26, 2019 (“Effective Date”), is by and between Palm Coast Data LLC, a Florida limited liability company (“Tenant”), and Two Commerce LLC, a Florida limited liability company (“Landlord”).

WITNESSETH:

Recital of Facts:

Landlord and Tenant entered into that certain Lease (the “Lease”) dated on the Effective Date above. Words defined in the Lease have the same meanings in this Memorandum.

NOW, THEREFORE, in consideration of the covenants in the Lease, Landlord and Tenant agree as follows:

1.          Landlord and Tenant hereby confirm that:

(a)          The Commencement Date under the Lease is the Effective Date, and the Expiration Date under the Lease is April 26, 2019 (as the Commencement Date) and April 30, 2029 (as the natural Expiration Date of the initial Term of the Lease); and

(b)          The date on which Landlord delivered possession of the Premises to Tenant as required by the Lease, and Tenant’s obligation to pay rent begins under the Lease is the same date as the Commencement Date.

2.          Tenant hereby confirms that:

(a)          All commitments, representations and assurances made to induce Tenant to enter into the Lease have been fully satisfied; and

(b)          All improvements to the Property and in the Premises to be constructed or installed by Landlord have been completed and furnished in accordance with the Lease to the satisfaction of Tenant and Tenant has accepted and is in full and complete possession of the Premises.

Continues on the following page; balance of this page purposefully blank.

Exhibit B

3.          This Memorandum shall be binding upon and inure to the benefit of Landlord and Tenant and their permitted successors and assigns under the Lease. The Lease is in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum as of the date first hereinabove written.

TENANT:	LANDLORD:

Palm Coast Data LLC, a Florida limited liability company	Two Commerce LLC, a Florida limited liability company

By:	/s/ Liam Lynch	By:	/s/ Christopher V. Vitale

Name:	Liam Lynch	Name:	Christopher V. Vitale

Title:	Manager	Title:	President

Balance of this page purposefully blank.

Exhibit B

EXHIBIT C

PERMITTED USE OF HAZARDOUS MATERIALS

Name of Hazardous Material	Maximum Amount Per Year
None	None

Balance of this page purposefully blank.

Exhibit C

Balance of this page purposefully blank.

Exhibit C

EXHIBIT D

Lease GUARANTY AGREEMENT

This LEASE GUARANTY AGREEMENT (this “Agreement”), dated as of April 26, 2019, is entered into by Studio Membership Services, LLC, a Delaware limited liability company (“Buyer”), Media Data Resources, LLC, a Delaware limited liability company and a wholly owned subsidiary of PCDH (“Media Data”), and FulCircle Media, LLC, a Delaware limited liability company and a wholly owned subsidiary of PCDLLC (“FulCircle” and, collectively with Buyer, PCDH and Media Data, the “Guarantors” and each, a “Guarantor”), for the benefit of Two Commerce LLC (“Landlord”), a Florida limited liability company and an affiliate of Palm Coast Data Holdco, Inc., a Delaware corporation (“PCDH”), and is agreed to and acknowledged by Landlord and Palm Coast Data LLC, a Delaware limited liability company (“PCDLLC”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below) if defined therein.

RECITALS:

WHEREAS, concurrently with the execution of this Agreement, PCDH and Buyer are entering into that certain Membership Interest Purchase Agreement, dated as of the Effective Date, by and between PCDH and Buyer (the “Purchase Agreement”), pursuant to which, among other things, PCDH has agreed to sell to Buyer, and Buyer has agreed to purchase from PCDH, all of the membership interests of PCDLLC and Media Data;

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, Landlord and PCDLLC are entering into the Industrial Lease (WH/OFC) (Triple Net), of even date herewith, by and between PCDLLC, as tenant, and Landlord, as landlord (the “Lease Agreement”); and

WHEREAS, as a material part of and as a condition to Landlord entering into the Lease Agreement, the Guarantors are executing and delivering this Agreement, which shall be attached as Exhibit D to the Lease Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors, intending to be legally bound, agree as follows:

1.          Definitions. The following terms have the meanings specified in this Section 1:

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Bankruptcy Event” means the occurrence of any bankruptcy, insolvency, reorganization, liquidation, arrangement, assignment for the benefit of creditors, receivership, trusteeship or similar proceeding.

“Obligations” means any and all agreements, covenants, Indebtedness, liabilities and obligations of every kind and description of PCDLLC to Landlord under the Lease Agreement, whether such agreements, covenants, Indebtedness, liabilities and obligations are primary or secondary, direct or indirect, absolute or contingent, sole, joint or several, secured or unsecured, due or to become due, contractual or tortious, arising by operation of law, by overdraft or otherwise, or now or hereafter existing, including advances, principal, interest, fees, late fees, expenses, attorneys’ fees and costs or allocated fees and costs of Landlord’s or its Affiliates’ in-house legal counsel, that have been or may hereafter arise or be incurred.

Exhibit D

2.          Guaranty of Obligations. Each Guarantor hereby irrevocably, absolutely and unconditionally guarantees, jointly and severally, the full and prompt payment and performance when due of the Obligations.

3.          General Conditions.

(a)          This Agreement shall remain in full force and effect until all of the Obligations are indefeasibly paid in full and satisfied.

(b)          This Agreement and the guaranty set forth herein shall continue to be effective or be reinstated, as the case may be, if at any time payment of any Obligations made by PCDLLC or any Guarantor to Landlord is rescinded, avoided, clawed back or rendered void as a preferential transfer, impermissible set-off, a fraudulent conveyance or must otherwise be returned (including upon the occurrence of a Bankruptcy Event affecting PCDLLC or any Guarantor), all as though such payment had not been made.

(c)          This Agreement shall be a continuing and irrevocable guaranty, shall be a guaranty of performance and not of collection, and the liability of the Guarantors hereunder shall remain in full force and effect and shall in no way be affected, modified, or diminished by reason of (i) any modification or waiver of, or change in, any of the terms or conditions of the Lease Agreement; (ii) any Bankruptcy Event affecting PCDLLC or any Guarantor, whether or not notice thereof is given to the Guarantors; or (iii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any one or more of the Guarantors hereunder. For the avoidance of doubt, nothing contained herein shall be deemed to limit the rights of, or defenses available to, Landlord under the Lease Agreement.

(d)          The Guarantors hereby unconditionally waive promptness, diligence, notice of acceptance of this Agreement and any other notice with respect to this Agreement.

(e)          The Guarantors agree to immediately pay Landlord on demand all fees and costs, including attorneys’ fees, incurred by or on behalf of Landlord in enforcing the obligations of the Guarantors under this Agreement.

(f)          The rights of Landlord under this Agreement are not conditional or contingent upon any requirement of, or attempt by, Landlord to exercise any of its rights under the Lease Agreement against PCDLLC or otherwise.

(g)          Each Guarantor irrevocably waives any present or future right to which a Guarantor is or becomes entitled to be subrogated to Landlord’s rights against a primary obligor or to seek contribution, reimbursement, indemnification, subrogation or the like from a primary obligor on account of this Agreement, or to assert any other claim or right of action against a primary obligor on account of, or arising under, or relating to this Agreement.

2
Exhibit D

4.          Priority and Subordination. Each Guarantor agrees that the Obligations of PCDLLC, and the guaranty obligations of each Guarantor hereunder, to Landlord, whether now existing or hereafter created, shall be superior to any claim that any Guarantor may now have or hereafter acquire against any other Guarantor, whether or not such other Guarantor becomes insolvent. Each Guarantor with a claim against another Guarantor at any time (the Guarantor with such a claim, a “Creditor Guarantor,” and the Guarantor owing obligations to such Creditor Guarantor, a “Debtor Guarantor”) hereby expressly subordinates each and every claim it may have against any Debtor Guarantor, upon any account whatsoever, to any claim that Landlord may now or hereafter have against such Debtor Guarantor. In the event of insolvency and consequent liquidation of the assets of a Debtor Guarantor, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of the Debtor Guarantor applicable to the payment of claims of both Landlord and one or more Creditor Guarantors shall be paid to Landlord first until all of the Obligations are indefeasibly satisfied. Each Guarantor does hereby assign to Landlord all claims which it may have or acquire against another Guarantor or against any assignee or trustee of a Guarantor in the bankruptcy of a Guarantor; provided, however, that such assignment shall be effective only for the purpose of assuring to Landlord full payment in legal tender of the Obligations. If Landlord so requests, any notes or credit agreements now or hereafter evidencing any debts or obligations between Guarantors shall be marked with a legend that the same are subject to this Agreement and a copy shall be delivered to Landlord.

5.          No Impairment.  No Guarantor’s obligations to make payment in accordance with the terms of this Agreement shall be impaired, modified, changed, released or limited in any manner whatsoever by: (a) any impairment, modification, change, release or limitation of the Obligations or any primary obligor’s estate in bankruptcy or reorganization resulting from the operation of any present or future provision of the Bankruptcy Code, 11 U.S.C. §§ 101, et seq., or other statute or from the decision of any court; (b) any insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding relating to a primary obligor’s or another Guarantor’s properties or creditors; (c) any presently existing or hereinafter enacted or made Law, ordinance, regulation, judicial decision or administrative decision of any type or nature, including any Law, ordinance, regulation, judicial decision or administrative decision which or otherwise impairs PCDLLC’s ability to perform its Obligations pursuant to the Lease Agreement, or any other Guarantor or obligor’s ability to perform hereunder; (d) the fact that any of the Obligations may become due or payable in or, in connection with, or by reason of, any agreement or transaction which may be invalid, irregular or unenforceable for any reason, or if a primary obligor or other Guarantor is a partnership, by the addition, withdrawal or death of any partner or any other change therein; or (e) by reason of any action whatsoever taken by Landlord (including a sale, lease, disposition, liquidation or other realization), which may be negligent, willful or otherwise in respect to any security in which Landlord may at any time have any interest or against any other party liable for all or any part of the Obligations as a primary obligor or as a guarantor.

6.          Representations and Warranties. Each Guarantor, jointly and severally, hereby represents and warrants to Landlord, which representations and warranties shall survive the execution and delivery of this Agreement, that:

(a)          Each Guarantor is a corporation or limited liability company, duly incorporated or organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite organizational power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, will not prevent, materially delay or materially impair such Guarantor’s ability to consummate the transactions contemplated by this Agreement.

3
Exhibit D

(b)          Each Guarantor has all requisite organizational power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each Guarantor and the consummation by each such Guarantor of this Agreement, have been duly and validly authorized and approved by such Guarantor’s member, managers or board of directors and no other action on the part of such Guarantor (or its stockholders or members) are necessary with respect to any such matter. This Agreement has been duly executed and delivered by each Guarantor and constitutes the valid, binding and enforceable obligations of each Guarantor, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general principles of equity.

(c)          This Agreement has been duly authorized, executed and delivered by each Guarantor and such execution and delivery and the performance by such Guarantor of its obligations hereunder will not violate, in any material respects, any applicable provision of Law or judgment, order or regulation of any court or of any public or Governmental Authority or conflict with or constitute a breach of or a default under the organizational documents of such Guarantor or any agreement or instrument to which such Guarantor is a party or by such Guarantor or any of its property is bound.

7.           Miscellaneous.

(a)	No Representations of Landlord. NONE OF PCDH, LANDLORD OR ANY AFFILIATE OF THE FOREGOING OR ANY PERSON ON THEIR RESPECTIVE BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, EITHER ORAL OR WRITTEN, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED. EACH GUARANTOR ACKNOWLEDGES THAT, IN ENTERING INTO THIS AGREEMENT, IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY PCDH, LANDLORD OR ANY AFFILIATE OF THE FOREGOING OR ANY PERSON ON THEIR RESPECTIVE BEHALF.

(b)	Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

(c)	Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a .PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7(c)):

4
Exhibit D

If to Landlord:	c/o AMREP Corporation. 620 West Germantown Pike, Suite 175 Plymouth Meeting, PA 19462
	E-mail:	cvitale@amrepcorp.com
	Attention:	President

with a required copy to (which shall not constitute notice):	AMREP Corporation 620 West Germantown Pike, Suite 175 Plymouth Meeting, PA 19462
	E-mail:	jmcmonagle@amrepcorp.com
	Attention:	Chief Financial Officer

with a required copy to (which shall not constitute notice):	Duane Morris LLP 222 Delaware Avenue, Suite 1600 Wilmington, Delaware 19801-1659
	Facsimile:	(302) 397-2455
	E-mail:	CMWinter@duanemorris.com
	Attention:	Christopher M. Winter

If to any Guarantor:	Studio Membership Services, LLC 347 West 36th Street, Unit 1300 New York, New York 10018
	E-mail:	liam@studio.vc
	Attention:	Liam Lynch

with a required copy to (which shall not constitute notice):	Husch Blackwell LLP 555 East Wells Street, Suite 1900 Milwaukee, Wisconsin 53202-3819
	Facsimile:	(414) 223-5000
	E-mail:	philip.koutnik@huschblackwell.com
	Attention:	Phil Koutnik

(d)	Interpretation. For purposes of this Agreement: (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (ii) the word “or” is not exclusive; and (iii) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Sections mean the Sections of this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

(e)	Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

(f)	Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

5
Exhibit D

(g)	Entire Agreement. This Agreement constitutes the sole and entire agreement of the Guarantors with respect to the subject matter contained herein, and supersedes all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter.

(h)	Successors and Assigns. This Agreement shall be binding upon each Guarantor and their respective successors and permitted assigns. No Guarantor may assign its rights or obligations hereunder without the prior written consent of Landlord. No assignment shall relieve the assigning Guarantor of any of its obligations hereunder.

(i)	No Third Party Beneficiaries. This Agreement is for the sole benefit of Landlord and its successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(j)	Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Guarantor and Landlord. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(k)	Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(i)          This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

(ii)          ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE CITY OF NEW YORK IN THE BOROUGH OF MANHATTAN, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

6
Exhibit D

(iii)          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section.

(l)	Specific Performance. Each Guarantor agrees that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that Landlord shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

(m)	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission (to which a signed PDF copy is attached) shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. Any party may copy this completed Agreement for electronic storage in a non-editable format, at which time the paper form of this Agreement may be destroyed. Each party agrees that following the electronic storage of this Agreement, any hardcopy printout of that electronically stored information will constitute an original of this Agreement.

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Exhibit D

IN WITNESS WHEREOF, the parties have caused this Lease Guaranty Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

GUARANTORS:

Studio Membership Services, LLC

By:	/s/ Liam Lynch
Name: Liam Lynch
Title: Manager

Media Data Resources, LLC

By:	/s/ Liam Lynch
Name: Liam Lynch
Title: Manager

FulCircle Media, LLC

By:	/s/ Liam Lynch
Name: Liam Lynch
Title: Manager

Acknowledged and Agreed by:

LANDLORD:

Two Commerce LLC

By:	/s/ Christopher V. Vitale
Name: Christopher V. Vitale
Title: President

PCDLLC:

Palm Coast Data LLC

By:	/s/ Liam Lynch
Name: Liam Lynch
Title: Manager

Exhibit D